January 31, 2006



Mr. John P. O'Shea
President and CEO
WESTMINSTER SECURITIES CORPORATION
100 Wall Street
7th Floor
New York, NY 10005

     REF:  TERMINATION AND MODIFICATION OF ENGAGEMENT LETTER

Dear Mr. O'Shea:

This Termination and Modification Agreement ("Termination Agreement") modifies, amends and terminates that certain Engagement Letter dated May 4, 2005 ("Engagement Letter") pursuant to which Stem Cell Therapy International Corp. ("SCTI") agreed to engage Westminster Securities Corporation ("Westminster") in connection with certain investment banking and financial advisory services.

Each of SCTI and Westminster acknowledge and agree that they desire to terminate the precise terms of the Engagement Letter, but continue to work towards the mutual benefit of each other in a potential long-term financial relationship. Each of SCTI and Westminster acknowledge and agree that certain of the services and activities referenced in the Engagement Letter have been completed by Westminster and certain of the consideration payable thereunder has been paid.

Upon execution of this Termination Agreement and delivery of the consideration set forth herein, the Engagement Letter be and hereby is terminated in its entirety between SCTI and Westminster other than as specifically set forth herein. Except as otherwise set forth herein, neither SCTI nor Westminster shall have any further obligation one to the other as a consequence of the terms of the Engagement Letter, including without limitation any obligation for a monthly retainer.

In consideration of the termination of the Engagement Letter, SCTI agrees to issue and deliver to Westminster a total of 120,000 shares (the "Shares") of common stock of SCTI. Such Shares shall be issued and delivered to Westminster within ten (10) business days of the date of execution of this Termination Agreement. Westminster acknowledges and agrees that such Shares shall be restricted securities, and that it is acquiring such Shares for its own account (or the account of Westminster's employees who have rendered such services), has no present intention of re-selling or distributing any of such Shares and has no arrangement or understanding with any other persons regarding the sale or distribution of such Shares. Westminster is acquiring the Shares in the ordinary course of its business. Westminster represents and warrants that at the time of acquisition of the Shares provided for herein, it is an "accredited investor" as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the Securities Act of 1933, as amended ("Securities Act"). Such Shares shall have piggyback registration rights as follows:

If at any time or from time to time SCTI shall, within one year following issuance of each certificate of Shares or common shares in Westminster's possession prior to the date hereof, propose to file on its behalf or on behalf of any of its security holders a registration statement under the Securities Act on Form SB-2, S-1, S-2 or S-3 (or on any other form for the general registration of securities) with respect to any class of securities (other than a Shelf Registration Statement filed pursuant to Section 3 or a Registration Statement on Form S-8), SCTI shall: (1) promptly give written notice to Westminster at least ten days before the anticipated filing date, indicating the proposed offering price and describing the plan of distribution; and (2) include in such registration (and any related qualification under blue sky or other state securities laws or other compliance) all the Shares specified by Westminster (the "Specified Shares") in a written request (the "Registration Request") made within five days after receipt of such written notice from SCTI. Notwithstanding the foregoing, if the managing underwriter(s) of such offering reasonably advise(s) SCTI in writing that marketing considerations require a limitation on the securities, other than the securities SCTI intends to sell, to be included in any Registration Statement filed hereunder to a certain number of shares (the "Available Securities"), then SCTI shall in such case be obligated to Westminster only with respect to such number of Available Securities. In addition to the foregoing, upon the registration of any Shares or common shares in Westminster's possession, Westminster or any subsequent holder(s) of the Shares may request to have the restrictive legend removed pursuant to Rule 144 or any other applicable exemption from registration under the Securities Act.
In the event of a request for the restrictive legend to be removed from any or all of the Shares, whether pursuant to registration under the Securities Act or an applicable exemption therefrom, SCTI shall take action to allow for such removal within five (5) business days of presentation of appropriate documentation from the holder of such Shares, including that SCTI shall direct its counsel to prepare a legal opinion as may be needed (at no cost to holder) and/or instruct its transfer agent to remove the restriction from its records and present the holder with a new, unlegended certificate.

SCTI acknowledges and agrees that the obligation of SCTI to pay to Westminster a cash fee of Fifty Thousand Dollars ($50,000) required by Section 5 of the Engagement Letter is in force and effect as a result of the introduction of a Public Shell (as defined in the Engagement Letter) by Westminster. Westminster acknowledges and agrees that Ten Thousand Dollars ($10,000) of such fee has been paid. Westminster and SCTI agree that the balance of the fee (a total of Forty Thousand Dollars ($40,000)) shall be paid by SCTI to Westminster in the event SCTI receives aggregate gross proceeds of at least One Million Dollars ($1,000,000) in funding in one or more transactions, notwithstanding the source of such funding.

In the event that Westminster presents to SCTI equity or debt funding which is accepted by SCTI, SCTI agrees to pay to Westminster the Contingent Cash Fee and the Contingent Warrant Fee set forth in Sections 3 and 4 of the Engagement Letter.

Effective upon execution of this Termination Agreement, each of SCTI and Westminster agrees to waive any and all causes of action or claims each may have arising out of or related to the Engagement Letter or any other relationship between the parties other than this Termination Agreement, and to release the other, its affiliates, divisions, predecessors, successors and assigns, and each and all of its present and former agents, officers, directors, attorneys, and employees, from and against any and all claims, agreements, contracts, covenants, representations, obligations, losses, liabilities, demands and causes of action which Assignor may now or hereafter have or claim to have against Assignee arising out of the Engagement Letter or any other relationship between the parties other than this Termination Agreement. This Termination Agreement may not be amended, canceled, revoked or otherwise modified except by written agreement signed by all of the Parties.

This Termination Agreement shall be binding upon and shall inure to the benefit of the Parties hereto and their respective partners, employees, agents, servants, heirs, administrators, executors, successors, representatives and assigns.

This Agreement will be governed by and construed in accordance with the laws of the State of New York, without giving effect to its conflict of laws principles or rules. If a dispute or claim shall arise with respect to any of the terms or provisions of this Agreement, or with respect to the performance by any of the parties under this Agreement, then the parties agree to submit the dispute to binding arbitration in a venue located in New York, NY in accordance with the rules of the American Arbitration Association ("AAA"). The prevailing party shall be reimbursed by the nonprevailing party for all reasonable attorney's fees and costs (including all arbitration costs) incurred by the prevailing party in resolving such dispute a

This Termination Agreement together with any of the terms of the Engagement Letter retained by this Termination Agreement sets forth the entire agreement and understanding of the Parties hereto and supersedes any and all prior agreements, arrangements and understandings related to the subject matter hereof. No understanding, promise, inducement, statement of intention, representation, warranty, covenant or condition, written or oral, express or implied, whether by statute or otherwise, has been made by any party hereto which is not embodied in this Termination Agreement and no Party hereto shall be bound by or liable for any alleged understanding, promise, inducement, statement, representation, warranty, covenant or condition not so set forth.

If the foregoing accurately sets forth your understanding in this regard, please date, sign and return the enclosed copy of this Termination Agreement.

This agreement may be executed in counterparts, each of which shall be deemed an original and all of which together will constitute one and the same instrument.


Yours very truly,

STEM CELL THERAPY INTERNATIONAL CORP.

By:______________________________________
Calvin Cao, President


STEM CELL THERAPY INTERNATIONAL INC.

By:______________________________________
Calvin Cao, President



Acknowledged and Accepted this
___ day of January, 2006

WESTMINSTER SECURITIES CORPORATION

By: _____________________________________
Charles Carlson, Chief Operations Officer and Secretary